Exhibit 10.3

DIGITAL ANGEL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

Participant:

Grant Date:	, 20

Number of Shares of Restricted Stock	Shares

Restricted Stock Award Reference No.:	RS-

THIS RESTRICTED STOCK AWARD AGREEMENT is made as of the Grant Date set forth above by and between Digital Angel Corporation, a Delaware corporation (the “Company”), and the individual named above (the “Participant”) pursuant to the terms of the Amended and Restated Digital Angel Corporation Transition Stock Option Plan, as such Plan may be amended from time to time (the “Plan”).

The Company desires, by granting to the Participant shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”), as hereinafter provided, to provide Participant with incentive to achieve corporate objectives.

NOW, THEREFORE, in consideration of the provision of services by Participant to the Company, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Grant of Shares of Restricted Stock.  The Company hereby grants to the Participant the number of shares of Common Stock set forth above (the “Restricted Stock”) on the terms and conditions set forth in this Agreement.

2.                                       Restrictions on Transfer; Forfeiture.

a.                                       The shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant until such shares of Restricted Stock are vested as hereinafter provided.  Any attempt to dispose of shares of Restricted Stock in a manner contrary to these restrictions shall be void and of no force or effect.

b.                                      If the Participant’s active employment or other service with the Company or with an Affiliate is terminated for any reason before the shares of Restricted Stock are vested, including because of the disability of the Participant but not upon the death of the

Participant, all shares of Restricted Stock shall immediately and automatically terminate and be forfeited to the Company, and neither the Participant nor any of the Participant’s heirs, personal representatives, successors or assigns shall have any rights with respect to such Restricted Stock.

c.                                       The Participant’s death shall not affect this grant of shares of Restricted Stock, which shall continue under the same terms and conditions for the benefit of the Participant’s heirs, personal representatives and/or legatees according to the Participant’s will or the laws of descent and distribution.

3.                                       Vesting; Term.

a.                                       The shares of Restricted Stock awarded to Participant pursuant to Section 1 shall vest, and the restrictions on said shares shall terminate, as to the number of shares of Restricted Stock determined in reference to the following schedule or the occurrence of either a “Change of Control” (as such term is defined in Participant’s employment agreement with Applied Digital Solutions, Inc.) or in the event that the Participant ceases to be the Chairman of the Company’s Board of Directors.

Percentage of Shares of Restricted Stock	Vesting Dates
50%	First Anniversary Date of this Agreement
50%	Second Anniversary Date of this Agreement

b.                                      This award of Restricted Stock shall terminate and be of no force or effect as to any shares of Restricted Stock not vested on or before ten years from the Grant Date.

4.                                       Stock Certificates.

a.                                       The Company will issue a stock certificate in the name of the Participant representing the shares of Restricted Stock granted under this Plan.  The Participant agrees that the Company will hold such stock certificate in custody until the shares of Restricted Stock vest or terminate and are forfeited, and that the certificate may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant of shares of Restricted Stock substantially in the following form:

The transferability of the shares of common stock represented by this certificate is subject to the terms and conditions of the Amended and Restated Digital Angel Corporation Transition Stock Option Plan and a Restricted Stock Award Agreement entered into under such Plan between the registered owner of this stock certificate and Digital Angel Corporation.  Copies of such Plan and Agreement are on file at the offices of Digital Angel Corporation.

b.                                      As a condition of this award, the Participant agrees that, simultaneously with the execution of this Agreement, the Participant will execute and deliver to the Company a stock power in the form attached hereto as Exhibit A, endorsed in blank,  relating to each certificate evidencing the shares of Restricted Stock.

5.                                       Consideration for Restricted Shares.  The Participant is not required to pay any consideration to the Company or its Affiliates upon the grant or vesting of the shares of Restricted Stock other than the rendering of services for the Company.

6.                                       Dividends.  The Participant shall have the right to receive dividends and other distributions with respect to the shares of Restricted Stock; provided, however, that all dividends in stock, all stock rights and all stock issued upon split-ups or reclassifications shall be subject to the same restrictions as the shares Restricted Stock upon which such stock dividends, rights or additional shares are issued, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

7.                                       Employment and Retention.  The shares of Restricted Stock granted hereunder will not confer upon the Participant any right with respect to continuance of employment, service or other retention by the Company, nor will they interfere in any way with the Company’s right to terminate Participant’s employment, service or other retention at any time for any reason or for no reason.

8.                                       Income Tax Withholding; Tax and Financial Advice.  The Company shall have the right to require the payment (through withholding from the Participant’s salary or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the grant of the shares of Restricted Stock or the vesting of such shares of Restricted Stock.  The Participant acknowledges and represents to the Company that the Participant has obtained advice with respect to the tax and other financial consequences of the grant of the shares of Restricted Stock including, without limitation, advice with respect to the election that the Participant may make under Section 83(b) of the Code.

9.                                       Plan Governs.  The provisions of this Restricted Stock Agreement are subject to the Plan, and if any provision of this Restricted Stock Agreement conflicts with the Plan, the provisions of the Plan shall govern.  All capitalized terms used but not defined in this Restricted Stock Agreement shall have the same meanings ascribed to them in the Plan.  The Participant acknowledges and represents to the Company that the Participant has received a copy of the Plan, the Participant has reviewed the Plan and this Agreement and/or had them reviewed by the Participant’s advisors to the Participant’s satisfaction, and that the Participant understands the Plan and this Agreement.

10.                                 Interpretation.  The interpretation and construction of any provision of this Restricted Stock Agreement, including whether a Vesting Event has occurred on or before a Vesting Date, shall be made by the Committee and shall be final, conclusive and binding on the Participant and all other persons.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officers and the Participant has executed this Agreement, as of the Grant Date set forth above.

DIGITAL ANGEL CORPROATION

By:
Signature

Name Typed or Printed

Its:
Title Typed or Printed

PARTICIPANT:

Signature

Name Typed or Printed

Participant’s Address:

Participant’s Social Security or Tax
Identification Number:

EXHIBIT A

STOCK POWER

(Assignment Separate from Certificate)

For Value Received,                                                           hereby sells, assigns and transfers unto

                                                          (              ) shares of the non-voting common stock of Digital Angel Corporation (the “Company”) standing in his/her/its name on the books of the Company represented by Stock Certificate No.                herewith and does hereby irrevocably constitute and appoint                                                           attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Name Typed or Printed

IN PRESENCE OF